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                                                                 EXHIBIT 99.8


                         COMPREHENSIVE CARE CORPORATION

                       ANNOUNCES NEGOTIATION TERMINATION

         COSTA MESA, CALIFORNIA, (April 17, 1996), (NYSE: CMP): Comprehensive Care Corporation ("CompCare") and Mustard Seed Incorporated have jointly announced that the merger discussions relating to the acquisition of Mustard Seed by CompCare have been amicably terminated. Commenting, Chriss W. Street, Chairman of Comprehensive Care Corporation stated, "our current obligation to expeditiously proceed with a proposed exchange offer with our Debenture holders has posed time and logistical constraints which would have caused a delay in completing both transactions in a timely manner".

         Frank Selgrath, Chairman of Mustard Seed, stated "Mustard Seed continues to value CompCare as a potential business partner and would look forward in joining with CompCare in mutually advantageous projects in the future". Both companies emphasize their mutual respect and the amicable basis on which merger discussions were terminated.

         Comprehensive Care Corporation provides disease state management, cost-effective health care management services for "disease states" on a contractual or at-risk ("managed care") basis, throughout the United States and Puerto Rico.